October 22, 1998


Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

Ladies and Gentlemen:

      As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Consolidated Graphics, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 additional shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") to be issued from time to time pursuant to the Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended (the "Plan"), certain legal matters in connection with the Common Stock are being passed upon for you by us.

      In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Company's Restated Articles of Incorporation and its Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of resolutions adopted by the Board of Directors and Shareholders of the Company in connection with the issuance of the Shares under the Plan, and of other corporate records and documents, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed.

      We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. We have also assumed full compliance with the terms of the Plan by the Company and its employees, officers, and Board of Directors, and that all statements and all certificates of representatives of the Company are true and correct.

      Based upon the foregoing and in reliance thereon and subject to the qualifications set forth herein, we are of the opinion that the Shares when issued and paid for pursuant to and in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable shares of Common Stock.
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Consolidated Graphics, Inc.
October 22, 1998
Page 2

      We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

      The opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof.


                                    Very truly yours,

                                    WINSTEAD SECHREST & MINICK P.C.